Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement 333-203737 on Form S-3 of our report dated March 26, 2015, relating to the consolidated financial statements of Minerva Neurosciences, Inc. appearing in the Annual Report on Form 10-K of Minerva Neurosciences, Inc. for the year ended December 31, 2014, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey

July 2, 2015